Exhibit 24.01

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Thain, the Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co., Inc. (the “Registrant”), Gregory J. Fleming, President and Chief Operating Officer of the Registrant, Nelson Chai, Executive Vice President and Chief Financial Officer of the Registrant and Rosemary T. Berkery, Vice Chairman and the General Counsel of the Registrant, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign:

1.
Any post-effective amendments to the Registration Statement on Form S-3, dated March 31, 2006 of the Registrant, with file number 333-132911, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and any amendments thereto and to file the same,

2.
Any registration statement on Form S-3 or, if Form S-3 is unavailable, Form S-1, any and all amendments thereto (including post-effective amendments), any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and any amendments thereto, relating to the registration of up to 104,166,666 shares of common stock, par value $1.33⅓, of the Registrant, issued pursuant to that certain Investment  Agreement, dated as of December 24, 2007, between the Registrant and Temasek Capital (Private) Limited;

3.
any registration statement on Form S-3 or, if Form S-3 is unavailable, Form S-1, any and all amendments thereto (including post-effective amendments), any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and any amendments thereto, relating to the registration of up to 25,000,000 shares of common stock, par value $1.33⅓, of the Registrant, issued pursuant to that certain Subscription Agreement, dated as of December 24, 2007, between the Registrant and Davis Selected Advisors LP;

4.
any registration statement on Form S-3 or, if Form S-3 is unavailable, Form S-1, any and all amendments thereto (including post-effective amendments), any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and any amendments thereto, relating to the registration of up to 125,954,199 shares of common stock, par value $1.33⅓, of the Registrant, to be issued upon conversion of the Registrant’s 9.0% Non-Voting Mandatory Convertible Non-Cumulative Preferred Stock Series 1, effective as of January 15, 2008;

together with, in each case, exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title
/s/ John A. Thain	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
(John A. Thain)
/s/ Nelson Chai	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
(Nelson Chai)
/s/ Christopher Hayward	Vice President and Finance Director (Principal Accounting Officer)
(Christopher Hayward)
/s/ Carol T. Christ	Director
(Carol T. Christ)

/s/ Armando M. Codina	Director
(Armando M. Codina)
/s/ Virgis W. Colbert	Director
(Virgis W. Colbert)
/s/ Alberto Cribiore	Director
(Alberto Cribiore)
/s/ John D. Finnegan	Director
(John D. Finnegan)
/s/ Judith Mayhew Jonas	Director
(Judith Mayhew Jonas)
/s/ Aulana L. Peters	Director
(Aulana L. Peters)
/s/ Joseph W. Prueher	Director
(Joseph W. Prueher)
/s/ Ann N. Reese	Director
(Ann N. Reese)
/s/ Charles O. Rossotti	Director
(Charles O. Rossotti)

Dated: February 25, 2008